Report of
Independent
Registered Public
Accounting Firm

To the Shareholders and Board of Trustees of
Tortoise MLP & Pipeline
Fund
Tortoise Select
Opportunity Fund
Tortoise VIP MLP &
Pipeline Portfolio
Tortoise North American Pipeline Fund
Tortoise Water Fund
In planning and performing our audit of the financial
statements of Tortoise MLP & Pipeline Fund, Tortoise
Select Opportunity Fund, Tortoise VIP MLP & Pipeline
Fund, Tortoise North American Pipeline Fund, and
Tortoise Water Fund  (5 of the portfolios constituting the
Managed Portfolio Series) (the Funds) as of and for the
year ended November 30, 2017, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds internal
control over financial reporting, including controls over
safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with
the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness
of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required
to assess the expected benefits and related costs of
controls. A funds internal control over financial reporting
is a process designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A funds internal control over
financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with
generally accepted accounting principles, and that
receipts and expenditures of the fund are being made
only in accordance with authorizations of management
and directors of the fund; and (3) provide reasonable
assurance regarding prevention or timely detection of
unauthorized acquisition, use or disposition of a funds
assets that could have a material effect on the financial
statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of
changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does
not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis. A
material weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting,
such that there is a reasonable possibility that a material
misstatement of the funds annual or interim financial
statements will not be prevented or detected on a timely
basis.
Our consideration of the Funds internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal
control over financial reporting and its operation,
including controls over safeguarding securities that we
consider to be a material weakness as defined above as
of November 30, 2017.
This report is intended solely for the information and use
of management and the Board of Trustees of the Funds
and the Securities and Exchange Commission and is
not intended to be and should not be used by anyone
other than these specified parties.

/S/Ernst & Young LLP
Minneapolis, Minnesota
January 25, 2018